                             NORTH AMERICAN FUNDS
                        AMENDMENT TO ADVISORY AGREEMENT

     AMENDMENT made this 31st day December, 1997, to the Advisory Agreement dated October 1, 1997 between The North American Funds, a Massachusetts business trust (the "Trust") and CypressTree Asset Management Corporation, Inc., a Delaware corporation ("CAM" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

CHANGE IN APPENDIX A

     Appendix A to this Agreement is revised to reflect the appointment and compensation of CAM as investment adviser for the additional portfolios (the "Portfolios") as set forth in Appendix A to this Amendment.

CHANGE IN APPENDIX B

     Appendix B to this Agreement is revised to include the Portfolios as set forth in Appendix B to this Amendment.

EFFECTIVE DATE

          This Amendment shall become effective with respect to each Portfolio on the later of (I) the date of its execution, (ii) the effective date of the post-effective amendment to the registration statement of the North American Funds under the Securities Act of 1933 that incorporates with respect to the Portfolio the terms of the Agreement as amended herein and
     (iii) the date of the meeting of shareholders (or sole shareholder if applicable) of the Portfolio called for the purpose of voting on this Amendment, at which meeting this Amendment shall have been approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended) of the Portfolio.

     NORTH AMERICAN FUNDS


     BY:_______________________


     CYPRESSTREE ASSET MANAGEMENT CORPORATION, INC.


     BY:_______________________

     The Percentage Fee for each Portfolio shall be accrued for each calendar day and the sum of the daily fee accruals shall be payable monthly to the Adviser. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described in the preceding paragraph, and multiplying this product by the net assets of the Portfolio as determined in accordance with the Fund's prospectus and statement of additional information as of the close of business on the previous business day on which the Fund was open for business.

     If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proporation which such period bears to the full month in which such effectiveness or termination occurs.

                                  APPENDIX B

 THE FIXED LIMIT FOR EACH PORTFOLIO FOR PURPOSES OF PARAGRAPH 4.2.(3) SHALL BE:

               PORTFOLIO                                      PERCENT
               ---------                                      -------
Money Market Fund.........................................       .500%
Investment quality Bond Fund..............................       .900%
U.S. Government Securities Fund...........................       .900%
Equity-Income Fund........................................      1.065%
Growth and Income Fund....................................       .990%
Balanced Fund.............................................      1.040%
Global Equity Fund........................................      1.400%
National Municipal Bond Fund..............................       .850%
Strategic Income Fund.....................................      1.150%
International Growth and Income Fund......................      1.400%
Small/Mid Cap Fund........................................      1.325%
International Small Cap Fund..............................      1.550%
Growth Equity Fund........................................      1.300%
Emerging Growth Fund......................................      1.400%
Tax-Sensitive Equity Fund.................................      1.400%

                                      -3-